Exhibit 99.1

ProPhase Labs Acquires Whole Genome Sequencing Company, Nebula Genomics

Nebula Founder and Renowned Harvard Scientist, George Church, Ph.D., to Spearhead ProPhase Labs New Scientific Advisory Board

GARDEN CITY, NY, August 11, 2021 (GLOBE NEWSWIRE) – ProPhase Labs, Inc. (Nasdaq: PRPH) (“ProPhase” or the “Company”), a diversified medical science and technology company, today announces the acquisition of Nebula Genomics, a privately-owned personal genomics company. The Company’s recently formed subsidiary, ProPhase Precision Medicine, Inc., completed the acquisition for approximately $14.6 million in a combination of ProPhase Labs common stock and cash. The Company intends to integrate Nebula’s whole genome sequencing services with the robust clinical diagnostic testing services already offered at ProPhase’s CLIA-certified molecular testing laboratories. ThinkEquity, a division of Fordham Financial Management, Inc. acted as advisor to ProPhase.

“We believe the future of medicine is in precision, personalized and tailored therapies that are based on each patient’s individual genetic makeup,” said Ted Karkus, ProPhase’s Chief Executive Officer. “The acquisition of Nebula fits our plan to better enable individuals who seek a better understanding of their predisposition to genetic-based diseases and guidance in the diagnosis of existing, genetically influenced, conditions. A deeper understanding of a person’s genetic makeup also enhances the ability to optimize lifestyle, therapeutic and medical care decisions by helping to select and optimize personalized courses of conduct and treatments. Nebula is on the cutting edge of DNA sequencing technology and, combined with our molecular laboratory capabilities, we believe that we will be able to make personal genome sequencing more accessible at a lower cost, while providing our customers with important and comprehensive genetic insights.”

Nebula Genomics currently provides consumers access to affordable and secure whole genome sequencing via its online portal. Nebula’s solution is powered by the innovations of George Church, Ph.D. Dr. Church has pioneered the development of multiple DNA sequencing methods, including molecular multiplexing approaches that enable next-generation DNA sequencing (NGS) as well as nanopore sequencing. Nebula has been implementing large-scale human genome sequencing to advance the understanding of the causes of diseases and lay the foundation for personalized therapies of the future. These include targeted gene therapies that aim to ameliorate or cure genetic diseases.

Ted Karkus, CEO of ProPhase, stated: “Dr. Church is a renowned and respected scientist. His willingness to serve as the founding member of ProPhase Precision Medicine’s Scientific Advisory Board will help enable us to recruit and build a world-class Scientific Advisory Board as well as assist the Company in targeting additional synergistic acquisitions.” In connection with the acquisition, Dr. Church, as well as leading venture capital investors have elected to convert their prior investments in Nebula into ProPhase Labs’ common stock at the current market price, which shares will be subject to a six-month holding period under Rule 144 of the Securities Act.

Nebula Genomics’ technology decodes close to 100% of a person’s DNA, generating over 100 gigabytes of data. This enables Nebula to provide its users with deep ancestry reports based on Y chromosomal and mitochondrial DNA with a high level of accuracy. Nebula’s whole genome sequencing DNA test also decodes all ~20,000 genes in the human genome, which to the best of our knowledge exceeds the amount of information offered by other widely available services.

The Nebula DNA test can identify rare genetic mutations, and is diagnostics-ready, providing valuable information to healthcare providers in a HIPPA-compliant format. Nebula Genomics was the first company to bring the cost of sequencing a human genome below $300 (the cost of the first human genome sequencing was approximately $3 billion) and subsequently became one of the largest online direct-to-consumer whole genome sequencing companies. Nebula Genomics now seeks to enter the diagnostic genetic testing market and use its large trove of high-quality whole genome sequencing data to conduct drug discovery research.

ProPhase’s goal is for much of this comprehensive DNA testing to be conducted in the Company’s CLIA-certified labs. This would result in significantly faster turnaround times at even further reduced cost to the users, which could significantly increase demand and margins. In addition, for the last 25 years, the Company has supplied dietary supplements to 40,000+ retail stores, including WalMart, Walgreens, CVS, and others. The Company will seek to leverage this network and infrastructure to further expand direct-to-consumer and big-box retail distribution of Nebula’s whole genome sequencing services.

Dr. George Church, an original investor and co-founder at Nebula Genomics, stated, “Nebula Genomics is the culmination of my decade-long efforts to make personal genome sequencing widely accessible. By joining ProPhase Precision Medicine, Nebula will now have access to resources that will enable us to scale exponentially. I am excited to be a long-term partner with ProPhase and have converted my initial investment in Nebula into ProPhase equity.” added Dr. Church.

About Dr. George Church

Dr. George Church is a Professor of Genetics at Harvard Medical School and Director of PersonalGenomes.org, which provides the world’s only open-access information on human Genomic, Environmental & Trait data (GET). After he received a Ph.D. from Harvard University, Dr. Church pioneered the first methods for direct genome sequencing, molecular multiplexing and barcoding. These led to the first genome sequence (pathogen, Helicobacter pylori). His innovations have contributed to nearly all “next-generation” DNA sequencing methods and companies (CGI-BGI, Life, Illumina, Nanopore). This, plus his lab’s work on chip-DNA-synthesis, gene editing, and stem cell engineering, resulted in founding additional application-based companies spanning fields of medical diagnostics (Knome/PierianDx, Alacris, AbVitro/Juno, Genos, Veritas Genetics) and synthetic biology / therapeutics (Joule, Gen9, Editas, Egenesis, enEvolv, WarpDrive). He has also pioneered new privacy, biosafety, ELSI, environmental & biosecurity policies. He is director of an IARPA BRAIN Project and NIH Center for Excellence in Genomic Science. His honors include election to NAS & NAE & Franklin Bower Laureate for Achievement in Science. He has co-authored 590 papers, 155 patent publications and one book (Regenesis).

Inducement Award

In connection with the acquisition, Kamal Obbad, CEO of Nebula, was awarded a stock option to purchase up to 250,000 shares of ProPhase common stock as an inducement to his employment as SVP, Director of Sales and Marketing of ProPhase Precision Medicine. This award was made in accordance with the employment inducement award exemption provided by Nasdaq Rule 5635(c)(4) and was therefore not awarded under the Company’s stockholder approved equity plan. The option award will vest as follows, contingent upon continued service: 25% is immediately vested, and the balance will vest in equal annual installments over the next 3 years. The options have an exercise price of $7.67 per share and will be exercisable for a period of 7 years.

About ProPhase Labs

ProPhase Labs (Nasdaq: PRPH) (“ProPhase”) is a diversified biotech and genomics company that seeks to leverage its existing CLIA lab services to provide whole genome sequencing and research direct to consumers and to build a genomics data base to be used for further research. The Company continues to provide traditional CLIA molecular laboratory services, including COVID-19 testing. ProPhase Precision Medicine, Inc., focuses on genomics testing technologies, a comprehensive method for analyzing entire genomes, including the genes and chromosomes in DNA. The data obtained from genomic testing can help to identify inherited disorders and tendencies, help predict disease risk, help identify expected drug response, and characterize genetic mutations, including those that may drive cancer progression.

ProPhase Diagnostics offers a broad array of clinical diagnostic and testing services at its CLIA certified laboratories. ProPhase Diagnostics serves patients who may have SARS-CoV-2 (COVID-19) through both saliva and nasal swab methods. Critical to COVID testing, results are provided in under 24 hours. ProPhase Diagnostics also offers PCR (polymerase chain reaction) testing for Influenzas A and B and RSV; as well as antigen and antibody/immunity tests to broaden its COVID-19 testing beyond RT-PCR testing.

ProPhase Labs has decades of experience researching, developing, manufacturing, distributing, marketing, and selling OTC consumer healthcare products and dietary supplements, including dietary supplements under the TK Supplements® brand. ProPhase actively pursues strategic investments and acquisition opportunities for synergistic companies, technologies, and products. For more information, visit: www.ProPhaseLabs.com

About Nebula Genomics

Nebula Genomics seeks to usher in the era of personal genomics by building a distributed platform that will accelerate genomic data generation, facilitate data access, and streamline data analysis. The Nebula platform uses blockchain and privacy-preserving technologies to enable individuals to maintain control of their personal genomic data and share it securely. By incentivizing personal genome sequencing and genomic data sharing, Nebula Genomics will make large genomic datasets available to researchers which will help advance understanding of human genetics, accelerate drug discovery, and streamline clinical trials. The company was founded by Harvard genomics pioneer George Church, along with Harvard researchers Dennis Grishin and Kamal Obbad. Founded in 2017, Nebula Genomics has offices in San Francisco, CA and Boston, MA and is backed by investors including Khosla Ventures, Fenbushi Capital, Mayfield, F-Prime Capital Partners, GreatPoint Ventures, Hemi Ventures, Xfund and Mirae Asset.

Forward Looking Statements

Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our ability to make personal genome sequencing more financially accessible and provide our customers more comprehensive genetic insight than other DNA testing companies, our ability to offer significantly faster turnaround times for DNA testing and increase demand for these services, our ability to leverage our retail relationships to promote Nebula’s genome sequencing services, and the perceived advantages of whole genome sequencing (WGS). Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include but are not limited to the consumer demand for WGS, the competitive environment, challenges relating to entering into new business lines, our ability to synergize the operations of ProPhase Precision Medicine with ProPhase Diagnostics, our failure to obtain and maintain certain regulatory approvals, our ability to expand our labs’ testing capacity and execute on our business plan, and the risk factors listed from time to time in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other SEC filings.

Investor Contact:

CORE IR

Jules Abraham

917-885-7378

julesa@coreir.com